Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors:	Media:
Matthew Fort	Sara Hassell
Matthew.Fort@irco.com	Sara.Hassell@irco.com

Ingersoll Rand Successfully Completes $3,300 Million Senior Unsecured Bond Offering and New $2,600 Million Senior Unsecured Revolving Credit Facility, Upgraded One Notch by All Three Rating Agencies

DAVIDSON, N.C. – May 10, 2024 – Ingersoll Rand Inc. (NYSE: IR) (the “Company” or “Ingersoll Rand”), a global provider of mission-critical flow creation and industrial solutions, announced today that the Company has successfully completed a series of transactions issuing Senior Unsecured Bonds and putting in place a new Senior Unsecured Revolving Credit Facility.

The Company raised $3,276 million in net proceeds from the bond offering, of which $1,236 million was used to repay the term loans under the existing senior secured credit facility in full as part of its replacement as described below, $2,000 million will be used to partially fund the cash consideration for the previously announced ILC Dover acquisition, and the remainder of the net proceeds will be used for general corporate purposes. The offering was split across 5 tranches (3-year, 5-year, 7-year, 10-year, and 30-year) and extends the weighted average maturity of the debt portfolio. The Company also put in place a new $2,600 million Senior Unsecured Revolving Credit Facility with a five-year maturity.

“The Senior Unsecured Bond offering and new Senior Unsecured Revolving Credit Facility complete our secured refinancing efforts and transform our debt portfolio to a fully unsecured investment grade profile,” said Vikram Kini, chief financial officer at Ingersoll Rand. “Investor enthusiasm for the transactions speaks to the investors’ conviction in the Company and confidence in the story and future outlook. The new revolving credit facility will bolster our liquidity and fortify an already very strong balance sheet.”

On May 6, 2024, Ingersoll Rand was upgraded one notch by all three rating agencies.  The new ratings are BBB/BBB/Baa2 from S&P, Fitch, and Moody’s, respectively.  The upgrade is in recognition of the consistent operating performance and restructuring of the capital structure to fully unsecured.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

 Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.

These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) adverse impact on our operations and financial performance due to natural disaster, catastrophe, global pandemics, geopolitical tensions, cyber events, or other events outside of our control; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

About Ingersoll Rand Inc.

Ingersoll Rand Inc. (NYSE: IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to Making Life Better for our employees, customers, shareholders, and planet. Customers lean on us for exceptional performance and durability in mission-critical flow creation and industrial solutions. Supported by over 80+ respected brands, our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity, and efficiency.

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